EXHIBIT 10.1

AMENDMENT NO. 8
TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 8 TO CREDIT AGREEMENT, is entered into as of June 29, 2007 (the “Amendment”), by and among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation (“Green”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”), WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”), WILP HOLDINGS, INC., a Delaware corporation (“WILP”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”) and HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech”; and collectively with P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark, Pacific, WILP and Continental, the “Co-Borrowers”), CITIBANK, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION (formerly known as HSBC Bank USA) (collectively, the “Lenders”) and CITIBANK, N.A., as Administrative Agent for the Lenders.

BACKGROUND

The Co-Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of June 30, 2004 (as same has been and may be further amended, restated, supplemented or modified, the “Credit Agreement”), pursuant to which the Lenders provide the Co-Borrowers with certain financial accommodations.

The Original Co-Borrowers have requested, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement and the other Loan Documents, as herein set forth.  Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.
Amendments to Credit Agreement.

Section 1.1.            Clause “(d)” of the definition of Consolidated EBITDA is hereby amended and restated in its entirety to provide as follows:

“(d) non-cash losses resulting from a write-down or write-off of goodwill or intangible assets in the context of an acquisition,”

Section 1.2.            The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

“Borrowing Base” shall mean as of any Borrowing Date an amount equal to the sum of (a) 80% of the value of the Obligor’s Eligible Accounts Receivable, and (b) the lesser of (i) 50% of the aggregate value of the Obligor’s Eligible Inventory, and (ii) $8,000,000; provided, however, such percentages and the foregoing inventory limitation may be revised from time to time solely by the Required Lenders in their Permitted Discretion

(i) after review of each field audit of the Obligor’s receivables and inventory, upon 30 days’ prior written notice to the Co-Borrowers so long as no Default or Event of Default has occurred and is then continuing or (ii) immediately upon written notice if a Default or Event of Default has occurred and is then continuing.  The value of all Eligible Inventory shall be determined at the lower of cost or market value on a first in first out basis in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

“Revolving Credit Commitment Termination Date” shall mean June 30, 2008.

Section 1.3.            Clause “(e)” of the definition of Eligible Accounts Receivable in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“not more than (i) one hundred twenty (120) day have elapsed from the invoice date, with respect to accounts receivable owing from Home Depot (or its Subsidiaries) or Sears (or its Subsidiaries) or (ii) ninety (90) days have elapsed from the invoice date, with respect to any other accounts receivable”

Section 1.4.            The fourth sentence of Section 2.08 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Each New Term Loan Note shall (a) be dated the Effective Date, (b) be stated to mature on the New Term Loan Maturity Date and (c) be payable as to principal in twenty five (25) consecutive quarterly installments commencing on January 31, 2008 and continuing on the last day of each January, April, July and October thereafter as follows, each in an aggregate amount equal to 1/25th of the aggregate principal amount outstanding under the New Term Loan as of January 31, 2008, all for the pro-rata distribution to the Lenders based upon their New Term Loan Commitment, provided that the final payment on the New Term Loan Maturity Date shall be in an amount equal to the outstanding unpaid principal amount of the New Term Loan.”

Section 1.5.            The table in Section 7.13(b) of the Credit Agreement, Minimum Capital Base, is hereby amended and restated in its entirety to provide as follows:

Period	Amount
June 30, 2007 through December 30, 2007	$13,750,000
December 31, 2007 through December 30, 2008	$16,000,000
December 31, 2008 through December 30, 2009	$21,500,000
December 31, 2009 to December 30, 2010	$26,000,000
December 31, 2010 and thereafter	$33,000,000

Schedule 1.6. The table in Section 7.13(c) of the Credit Agreement, Consolidated Senior Debt to Consolidated EBITDA, is hereby amended and restated in its entirety to provide as follows:

Period	Amount
June 30, 2007 through September 29, 2007	4.00:1.00
September 30, 2007 through December 30, 2008	3.75:1.00
December 31, 2007 through December 30, 2008	3.50:1.00
December 31, 2008 through December 30, 2009	2.75:1.00
December 31, 2009 to December 30, 2010	2.50:1.00
December 31, 2010 and thereafter	2.00:1.00

ARTICLE II.
Conditions of Effectiveness; Further Conditions.

Section 2.1.            This Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of the following: (a) this Amendment, duly executed by each Co-Borrower; and (b) an Officer’s Certificate, substantially in the form of Exhibit 1 attached hereto.

ARTICLE III.
Representations and Warranties; Effect on Credit Agreement.

Section 3.1.  Each Co-Borrower hereby represents and warrants as follows:

a.             This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms.

b.             Upon the effectiveness of this Amendment, the Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date hereof except to the extent such representations or warranties relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date.

c.             No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

d.             No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

Section 3.2.            Effect on Credit Agreement and Loan Documents.

a.             Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

b.             Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

c.             Except as expressly provided  herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

d.             The other Loan Documents and all agreements, instruments and documents executed and delivered in connection with the Credit Agreement and any other Loan Documents shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.

ARTICLE IV.
Miscellaneous.

Section 4.1.            This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.2.            Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 4.3.            This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

ARTICLE V.
Waiver.

The Co-Borrowers, the Lenders and the Administrative Agent hereby acknowledge, confirm and agree that the Waiver to Credit Agreement regarding the transaction between Embassy and tell Realty LLC, by and among the Co-Borrowers, the Lenders and the Administrative Agent was executed, effective and dated as of “February 23, 2007”

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IN WITNESS WHEREOF, the Co-Borrowers, the Lenders and the Administrative Agent have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
COUNTRYWIDE HARDWARE, INC.
NATIONWIDE INDUSTRIES, INC.
WOODMARK INTERNATIONAL, L.P.
By:	Countrywide Hardware, Inc., its General Partner
PACIFIC STAIR PRODUCTS, INC.
WILP HOLDINGS, INC.
CONTINENTAL TOOL GROUP, INC.
HY-TECH MACHINE, INC.

By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr., the President of Green Manufacturing, Inc. and the Vice President of each of the other corporations named above

CITIBANK, N.A., as a Lender and as Administrative Agent

By:	/s/ Stephen Kelly
Name:	Stephen Kelly
Title:	Vice President

HSBC BANK USA, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Raymond Fincken
Name:	Raymond Fincken
Title:	Vice President